Exhibit 99.1
NV5 ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS; ISSUES FULL YEAR 2024 GUIDANCE
 Hollywood, FL – February 22, 2024 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, consulting solutions, and software applications, today reported financial results for the fourth quarter and full year ended December 30, 2023.

“NV5 delivered strong results in the fourth quarter and 14% growth over the same period in 2022, despite headwinds from continuing resolution federal project delays. Our growth initiatives in the core business are driving growth in infrastructure and transportation, and our buildings business continues to deliver strong organic growth both domestically and internationally. We completed seven acquisitions in 2023, including the expansion of our geospatial data analytics and software offerings to increase subscription-based revenues. These strategic actions taken in 2023 have positioned NV5 for accelerated organic growth in 2024, and we are well positioned to achieve our $1 billion revenue run rate by the end of the year.” said Dickerson Wright, PE, Chairman and CEO of NV5.

Fourth Quarter 2023 Financial Highlights
•Gross revenues in the fourth quarter of 2023 were $215.5 million compared to $189.8 million in the fourth quarter of 2022, a 14% increase, building strong organic growth momentum.
•Net income in the fourth quarter of 2023 was $9.9 million compared to $8.0 million in the fourth quarter of 2022, a 24% increase.
•Adjusted EBITDA in the fourth quarter of 2023 was $37.3 million compared to $32.5 million in the fourth quarter of 2022, a 15% increase.
•GAAP EPS in the fourth quarter of 2023 was $0.64 per share compared to $0.52 per share in the fourth quarter of 2022, a 23% increase. Diluted weighted average shares outstanding were 15,549,654 in the fourth quarter of 2023 compared to 15,320,123 in the fourth quarter of 2022.
•Adjusted EPS in the fourth quarter of 2023 was $1.14 per share compared to $1.21 per share in the fourth quarter of 2022, a 6% decrease. Diluted weighted average shares outstanding were 15,549,654 in the fourth quarter of 2023 compared to 15,320,123 in the fourth quarter of 2022.
•Cash flows from operating activities in the fourth quarter of 2023 were $16,772 compared to $13,589 in the fourth quarter of 2022, a 23% increase.

Full Year 2023 Financial Highlights
•Gross revenues in 2023 were $861.7 million compared to $786.8 million in 2022, a 10% increase.
•Net income in 2023 was $44.6 million compared to $50.0 million in 2022, an 11% decrease.
•Interest expense increased $9.2 million due to higher interest rates and debt related to acquisitions. We have lowered our net leverage to 1.2x, a decrease of 14% when compared to the second quarter of 2023.
•Adjusted EBITDA in 2023 was $137.9 million compared to $135.2 million in 2022, a 2% increase.
•GAAP EPS in 2023 was $2.88 per share compared to $3.27 per share in 2022, a 12% decrease. Diluted weighted average shares outstanding were 15,474,326 in 2023 compared to 15,260,186 in 2022.
•Adjusted EPS in 2023 was $4.81 per share compared to $5.19 per share in 2022, a 7% decrease. Diluted weighted average shares outstanding were 15,474,326 in 2023 compared to 15,260,186 in 2022.

Fiscal Year 2024 Guidance
•Gross revenues between $930 million and $935 million.
•GAAP EPS between $2.86 per share and $2.92 per share.
•Adjusted EPS between $5.00 and $5.06 per share.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its full year 2023 financial results at 4:30 p.m. (Eastern Time) on February 22, 2024. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, February 22, 2024
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 800-715-9871
International dial-in number:    +1 646-307-1963
Conference ID:    2719957
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, consulting solutions, and software applications for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: construction quality assurance, infrastructure engineering, utility services, buildings & technology, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$44,824	$38,541
Billed receivables, net	152,593	145,637
Unbilled receivables, net	113,271	92,862
Prepaid expenses and other current assets	18,376	13,636
Total current assets	329,064	290,676
Property and equipment, net	50,268	41,640
Right-of-use lease assets, net	36,836	39,314
Intangible assets, net	226,702	160,431
Goodwill	524,573	400,957
Other assets	3,149	2,705
Total Assets	$1,170,592	$935,723

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$54,865	$57,771
Accrued liabilities	47,423	44,313
Billings in excess of costs and estimated earnings on uncompleted contracts	41,679	31,183
Other current liabilities	2,263	1,597
Current portion of contingent consideration	3,922	10,854
Current portion of notes payable and other obligations	9,267	15,176
Total current liabilities	159,419	160,894
Contingent consideration, less current portion	143	4,481
Other long-term liabilities	26,930	29,542
Notes payable and other obligations, less current portion	205,468	39,673
Deferred income tax liabilities, net	2,837	6,893
Total liabilities	394,797	241,483

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,895,255 and 15,523,300 shares issued and outstanding as of December 30, 2023 and December 31, 2022, respectively	159	155
Additional paid-in capital	508,256	471,300
Accumulated other comprehensive income (loss)	(18)	—
Retained earnings	267,398	222,785
Total stockholders’ equity	775,795	694,240
Total liabilities and stockholders’ equity	$1,170,592	$935,723

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Gross revenues	$215,497	$189,818	$861,739	$786,778

Direct costs:
Salaries and wages	53,291	44,830	215,608	186,806
Sub-consultant services	37,854	37,084	150,681	153,641
Other direct costs	15,732	14,931	65,088	60,357
Total direct costs	106,877	96,845	431,377	400,804

Gross profit	108,620	92,973	430,362	385,974

Operating expenses:
Salaries and wages, payroll taxes, and benefits	54,254	46,769	226,137	193,488
General and administrative	17,941	18,501	67,668	66,114
Facilities and facilities related	5,683	5,431	22,891	21,252
Depreciation and amortization	14,060	9,565	52,486	38,938
Total operating expenses	91,938	80,266	369,182	319,792

Income from operations	16,682	12,707	61,180	66,182

Interest expense	(3,859)	(1,005)	(12,970)	(3,808)

Income before income tax expense	12,823	11,702	48,210	62,374
Income tax expense	(2,888)	(3,702)	(3,597)	(12,401)
Net income	$9,935	$8,000	$44,613	$49,973

Earnings per share:
Basic	$0.65	$0.54	$2.96	$3.39
Diluted	$0.64	$0.52	$2.88	$3.27

Weighted average common shares outstanding:
Basic	15,236,465	14,816,773	15,086,040	14,753,738
Diluted	15,549,654	15,320,123	15,474,326	15,260,186

Comprehensive income:
Net income	$9,935	$8,000	$44,613	$49,973
Foreign currency translation gain (loss), net of tax	593	—	(18)	—
Comprehensive income	$10,528	$8,000	$44,595	$49,973

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$44,613	$49,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,020	44,063
Non-cash lease expense	13,562	12,813
Provision for doubtful accounts	1,261	(60)
Stock-based compensation	22,379	19,326
Change in fair value of contingent consideration	(9,280)	2,972
Gain on disposals of property and equipment	(694)	(328)
Other	(125)	—
Deferred income taxes	(25,709)	(18,492)
Amortization of debt issuance costs	758	724
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	7,584	10,212
Unbilled receivables	(15,666)	(3,303)
Prepaid expenses and other assets	(2,292)	(1,125)
Accounts payable	(8,470)	(1,673)
Accrued liabilities and other long-term liabilities	(19,848)	(19,901)
Contingent consideration	(1,307)	(800)
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,243)	(296)
Other current liabilities	664	(125)
Net cash provided by operating activities	62,207	93,980

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(189,345)	(5,908)
Proceeds from sale of assets	720	87
Purchase of property and equipment	(17,166)	(15,689)
Net cash used in investing activities	(205,791)	(21,510)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	188,000	—
Payments of borrowings from Senior Credit Facility	(26,000)	(65,000)
Payments on notes payable	(11,071)	(15,445)
Payments of contingent consideration	(993)	(1,464)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(81)	—
Net cash provided by (used in) financing activities	149,855	(81,909)

Effect of exchange rate changes on cash and cash equivalents	12	—

Net increase (decrease) in cash and cash equivalents	6,283	(9,439)
Cash and cash equivalents – beginning of period	38,541	47,980
Cash and cash equivalents – end of period	$44,824	$38,541

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES
TO COMPARABLE NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Twelve Months Ended
		December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net Income		$9,935	$8,000	$44,613	$49,973
Add:	Interest expense	3,859	1,005	12,970	3,808
	Income tax expense	2,888	3,702	3,597	12,401
	Depreciation and amortization	15,522	10,972	58,020	44,063
	Stock-based compensation	5,875	4,077	22,379	19,326
	Acquisition-related costs*	(731)	4,720	(3,706)	5,612
Adjusted EBITDA		$37,348	$32,476	$137,873	$135,183

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Twelve Months Ended
		December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net Income - per diluted share		$0.64	$0.52	$2.88	$3.27
Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.76	0.52	2.82	2.12
	Acquisition-related costs*	(0.06)	0.30	(0.14)	0.36
	Income tax expense	(0.20)	(0.13)	(0.75)	(0.56)
Adjusted EPS		$1.14	$1.21	$4.81	$5.19

* Acquisition-related costs include contingent consideration fair value adjustments.